    As filed with the Securities and Exchange Commission on July 17, 1995
                                                     Registration No. 33-
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          COMMERCIAL METALS COMPANY
                          -------------------------
              (Exact name of issuer as specified in its charter)


             Delaware                                    75-0725338
- ----------------------------------          ------------------------------------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

  7800 Stemmons Freeway, Dallas, Texas                        75247
  ------------------------------------         ---------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


       COMMERCIAL METALS COMPANY GENERAL EMPLOYEES' STOCK PURCHASE PLAN
       ----------------------------------------------------------------
                           (Full title of the plan)

                               DAVID M. SUDBURY
                Vice President, Secretary and General Counsel
                          Commercial Metals Company
                            7800 Stemmons Freeway
                             Dallas, Texas 75247
         -----------------------------------------------------------
                   (Name and address of agent for service)

                                (214) 689-4300
               ------------------------------------------------
                   (Telephone number, including area code,
                            of agent for service)

                               With a copy to:

                             WILLIAM R. HAYS, III
                           Haynes and Boone, L.L.P.
                            3100 NationsBank Plaza
                               901 Main Street
                           Dallas, Texas 75202-3789
                                (214) 651-5000

                       CALCULATION OF REGISTRATION FEE

==============================================================================================================================
Title of
securities                                               Proposed maximum          Proposed maximum            Amount of
to be                               Amount to be         offering price            aggregate                   registration
registered                          registered           per share                 offering price              fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock,
$5.00 Par Value                     573,133(1)                (1)                  $15,617,874(1)              $5,386(1)
==============================================================================================================================

(1) For purposes of computing the aggregate offering price and the registration fee, such computation has been made in accordance with paragraphs (c) and
    (h) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on July 10, 1995, as reported in composite transactions on the New York Stock Exchange.
________________________________________________________________________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Commercial Metals Company (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994 (the "1994 Form 10-K");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1994;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995;

         (e)     The Company's Current Report on Form 8-K dated November 30,
                 1994;

         (f)     The Company's Current Report on Form 8-K dated January 27,
                 1995;

         (g) The description of Common Stock included in the Company's Registration Statement on Form 8-A as filed with the Commission on June 18, 1982 and amended on July 17, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.  Interests of Named Experts and Counsel.

                                 Legal Matters

         The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by David M. Sudbury, general counsel of the Company.

                                    Experts

         The financial statements and the related financial statement schedules incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 describes in detail the right of the Company to indemnify any such person. The Certificate of Incorporation of the Company and indemnification agreements between the Company and each of its officers and directors provide generally for indemnification of all such directors, officers and agents to the fullest extent permitted under law. The Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted under law. The Company's directors and officers currently are covered by directors' and officers' liability insurance.

         For the undertaking with respect to indemnification, see Item 9 herein.

Item 8.  Exhibits.

Exhibit No.      Exhibit

     4.1     -   Restated Certificate of Incorporation of Commercial Metals
                 Company, as amended, filed as Exhibit (3)(i) to the Company's
                 Form 10-K for the fiscal year ended August 31, 1993 and incorporated by reference herein.

     4.2     -   Bylaws of Commercial Metals Company, as amended, filed as
                 Exhibit (3)(ii) to the Company's Form 10-K for the fiscal year ended August 31, 1993 and incorporated by reference herein.

    *4.3     -   Commercial Metals Company General Employees' Stock Purchase
                 Plan (the "Plan").

    *4.4     -   Form of Subscription Agreement for use under the Plan.

    *5.1     -   Opinion of David M. Sudbury with respect to validity of
                 issuance of securities.

   *23.1     -   Consent of Deloitte & Touche LLP.

   *23.2     -   Consent of David M. Sudbury (included in Exhibit 5.1).

   *24.1     -   Power of Attorney (included on the signature page of the
                 Registration Statement).

_______________________

         *  Filed herewith.

Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of July, 1995.

                                       COMMERCIAL METALS COMPANY


                                       By: /s/ Stanley A. Rabin
                                           -------------------------------------
                                                      Stanley A. Rabin
                                           President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lawrence A. Engels and David M. Sudbury, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

               Signature                                 Title                                   Date
               ---------                                 -----                                   ----
/s/ Albert A. Eisenstat                                Director                                             July 17, 1995
- -------------------------------------------
         Albert A. Eisenstat


/s/ Moses Feldman                                      Director                                             July 17, 1995
- -------------------------------------------
         Moses Feldman


/s/ Laurence E. Hirsch                                 Director                                             July 17, 1995
- -------------------------------------------
         Laurence E. Hirsch


/s/ A. Leo Howell                                      Vice President                                       July 17, 1995
- -------------------------------------------              and Director
         A. Leo Howell

/s/ Walter F. Kammann                                  Director                                             July 17, 1995
- -------------------------------------------
         Walter F. Kammann


/s/ Ralph E. Loewenberg                                Director                                             July 17, 1995
- -------------------------------------------
         Ralph E. Loewenberg


/s/ Dorothy G. Owen                                    Director                                             July 17, 1995
- -------------------------------------------
         Dorothy G. Owen


/s/ Charles B. Peterson                                Director                                             July 17, 1995
- -------------------------------------------
         Charles B. Peterson


/s/ Stanley A. Rabin                                   President, Chief Executive                           July 17, 1995
- -------------------------------------------              Officer and Director
         Stanley A. Rabin


/s/ Marvin Selig                                       President - Steel Group                              July 17, 1995
- -------------------------------------------              and Director
         Marvin Selig


/s/ Lawrence A. Engels                                 Vice President and                                   July 17, 1995
- -------------------------------------------              Chief Financial Officer
         Lawrence A. Engels                              (Principal Financial Officer)


/s/ William B. Larson                                  Controller (Principal                                July 17, 1995
- -------------------------------------------              Accounting Officer)
         William B. Larson

                                 EXHIBIT INDEX


Exhibit No.                                Exhibit
- -----------                                -------

     4.1     -   Restated Certificate of Incorporation of Commercial Metals
                 Company, as amended, filed as Exhibit (3)(i) to the Company's
                 Form 10-K for the fiscal year ended August 31, 1993 and incorporated by reference herein.

     4.2     -   Bylaws of Commercial Metals Company, as amended, filed as
                 Exhibit (3)(ii) to the Company's Form 10-K for the fiscal year ended August 31, 1993 and incorporated by reference herein.

    *4.3     -   Commercial Metals Company General Employees' Stock Purchase
                 Plan (the "Plan").

    *4.4     -   Form of Subscription Agreement for use under the Plan.

    *5.1     -   Opinion of David M. Sudbury with respect to validity of
                 issuance of securities.

   *23.1     -   Consent of Deloitte & Touche LLP.

   *23.2     -   Consent of David M. Sudbury (included in Exhibit 5.1).

   *24.1     -   Power of Attorney (included on the signature page of the
                 Registration Statement).

_______________________

         *  Filed herewith.





                              Exhibit Index Page 1